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                                                                    Exhibit 10.3

                  UNITED STATES SATELLITE BROADCASTING COMPANY, INC.
                              1996 NON-EMPLOYEE DIRECTOR
                                  STOCK OPTION PLAN



1.  PURPOSE OF PLAN

    This Plan shall be known as the "United States Satellite Broadcasting Company, Inc. 1996 Non-Employee Director Stock Option Plan" and is hereinafter referred to as the "Plan." The purposes of the Plan are to attract and retain the best available personnel for service as directors of United States Satellite Broadcasting Company, Inc. (the "Company") and to provide additional incentive to the non-employee directors to continue to serve on the Board of Directors by affording them an opportunity to acquire a proprietary interest in the Company. It is intended that these purposes be effected through the granting of stock options as provided herein.

2.  STOCK SUBJECT TO PLAN

    The stock to be subject to options under the Plan shall be shares of the Company's authorized Class A Common Stock, par value of $.0001 per share (the "Shares"). Subject to the adjustment as provided in Section 12 hereof, the maximum number of Shares for which options may be exercised under this Plan shall be 150,000 Shares. Any Shares subject to an option under the Plan which, for any reason, expires or is terminated unexercised as to such Shares, shall be available for options thereafter granted during the term of the Plan and may be again subjected to an option under the Plan.

3.  ADMINISTRATION OF PLAN

    The Plan shall be effective as of November 20, 1996, according to the terms and conditions herein, and subject to subsequent approval by the shareholders of the Company. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may authorize the Compensation Committee thereof, consisting of at least three (3) members appointed by the Board (the "Committee"), to exercise the powers conferred on the Board under the Plan, other than the power under Section 13 hereof to amend or terminate the Plan and the power to grant Initial Options (as hereinafter defined).

    The interpretation and construction by the Board or Committee of any provisions of the Plan or of any option granted hereunder shall be final. No member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

4.  ELIGIBILITY AND GRANT

    (a) Each member of the Board who satisfies all of the following criteria shall automatically be a participant (a "Participant") in the Plan:

         (i) Such member is not, and has not during the immediately preceding 12-month period been, an employee of the Company or any subsidiary of the Company; and

         (ii) Such member does not hold any options to purchase Shares of the Company, except for stock options previously granted pursuant to the Plan.



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    Subject to Section 15 hereof, on the first day following the Company's
Annual Meeting of Shareholders, provided that the Participant is a director of the Company on such date (the "Date of Grant"), each Participant is hereby granted options to purchase 1,000 Shares.

    (b) Any person who is not a director on the effective date of the Plan and is otherwise qualified to receive an option pursuant to Section 4(a) may be granted options upon initial election or appointment to the Board ("Initial Options"), in addition to the options granted pursuant to Section 4(a) hereof.

    Initial Options may be granted in such amounts, and with such terms and conditions, as may be approved by the Company's Board of Directors, upon recommendation thereto by the Company's Nominating Committee after consultation with the Chair of the Company's Compensation Committee; provided, however, that the terms of Initial Options shall be subject to Sections 3 and 6-15 hereof.

5.  EXERCISABILITY AND VESTING

    Unless otherwise provided herein, the options granted to a Participant shall immediately vest and be exercisable on the Date of Grant.

6.  PRICE AND PAYMENT

    The option price for all options granted under the Plan shall be 100% of the fair market value of the Shares at the Date of Grant of such option. The "Fair Market Value" on a specified date shall mean the average of the bid and asked prices or the closing price, whichever is appropriate, at which a Share is traded on The Nasdaq Stock Market's National Market, or the closing price for a Share on the stock exchange, if any, on which Shares are primarily traded, but if no Shares were traded on such dates, then on the last previous date on which a Share was so traded or, if none of the above is applicable, the value of a Share as established by the Board for such date using any reasonable method of valuation. The option price shall be payable at the time written notice of exercise is given to the Company. Payment for Shares issued upon exercise of an option may consist of cash, check, exchange of shares (by tendering to the Company shares previously owned by the Participant which have a Fair Market Value on the date of exercise equal to the option price), or a combination thereof.

7.  TERM

    Each option and all rights and obligations thereunder shall, subject to the provisions of Section 9 hereof, expire on that date which is ten (10) years from the Date of Grant of such option. Each option shall be evidenced by a stock option agreement between the Company and the Participant to whom the option is granted.

8.  EXERCISE OF OPTION

    (a) The exercise of any option and the sale of the Shares obtained thereby shall be done only in compliance with applicable securities laws.

    (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise will not violate any state or federal securities or other laws. The Company may, in its sole discretion, defer the effectiveness of any option exercised hereunder in order to permit registration or an exemption from registration for such issuance of Shares for the purpose of compliance with applicable federal and state securities laws.


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    (c)  A Participant electing to exercise an option shall give written notice to the Company of such election and of the number of Shares subject to such exercise. The full purchase price of such Shares shall be tendered with such notice of exercise. Until such person has been issued a certificate or certificates for the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

9.  EARLY TERMINATION OF OPTION

    (a) If a Participant ceases to be a director of the Company, the option may, within 90 days after such Participant's death or termination as a director, be exercised to the extent that such Participant was entitled to exercise such option on the date of his or her death or termination, by the Participant or the person or persons to whom such Participant's rights under the option shall pass by will or by the applicable laws of descent and distribution, his or her personal representative, or his or her permitted transferee (as provided in Section 11 hereof), as may be appropriate, but in no case after the expiration of the applicable term of the option.

    (b) Nothing in the Plan or in any agreement hereunder shall confer on any Participant any right to continue as a director of the Company or affect, in any way, the right of the Company to terminate his or her service as a director at any time.

10. SUSPENSION OR TERMINATION OF OPTIONS

    No option shall be exercisable by any person after the expiration of ten
(10) years from the Date of Grant of such option. If the Chief Executive Officer of the Company or his or her designee reasonably believes that a Participant has committed an act of misconduct (as set forth below), the Chief Executive Officer may suspend the Participant's right to exercise any option pending a determination by the Board (excluding the Director accused of such misconduct). If the Board (excluding the Director accused of such misconduct) determines that the Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules or policies resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any option whatsoever. In making such a determination, the Board (excluding the Director accused of such misconduct) shall give the Participant an opportunity to appear and present evidence on the Participant's behalf at a hearing before the Board.

11. NON-TRANSFERABILITY

    No option granted under the Plan shall be transferable by a Participant, other than (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder, or (c) to the corporate employer of the Participant. During the lifetime of a Participant, the option shall be exercisable only by such Participant or a permitted transferee.

12. DILUTION OR OTHER ADJUSTMENTS

    If there shall be any change in the Shares of the Company through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in


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the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Board. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of Shares subject to the Plan and in the number of Shares and the price per Share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

13. AMENDMENT OR DISCONTINUANCE OF PLAN

    The Board may amend or discontinue the Plan at any time. No amendment of the Plan shall, without shareholder approval: (i) change the eligibility requirements or the limits on options in Section 3 hereof; (ii) decrease the minimum option price provided in Section 6 hereof; (iii) extend the maximum option term under Section 7 hereof; or (iv) materially increase the benefits which may accrue to participants under the Plan. Except as provided in Section 10 hereof, the Board shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

14. TERMINATION OF PLAN

    Unless the Plan shall have been discontinued as provided in Section 13 hereof, the Plan shall terminate on November 1, 2001. No option may be granted after such date, but termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted.

15. SHAREHOLDER APPROVAL

    The Plan shall be null and void, and each option granted hereunder shall be null and void, if the shareholders of the Company shall not have approved the Plan prior to November 19, 1997.



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